UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 21, 2017

COMPUTER TASK GROUP, INCORPORATED

(Exact name of registrant as specified in its charter)

New York	1-9410	16-0912632
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Delaware Avenue, Buffalo, NY	14209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 882-8000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 21, 2017, Computer Task Group, Incorporated (“CTG”) entered into a Credit and Security Agreement (the “Credit Agreement”) among CTG, as Borrower, KeyBank National Association, as Administrative Agent, Swing Line Lender and Issuing Lender, and KeyBanc Capital Markets Inc., as Lead Arranger and Sole Book Runner.

The Credit Agreement provides for a three-year revolving credit facility in an aggregate principal amount of $45 million, including a sublimit of $10 million for letters of credit and a $10 million sublimit for swing line loans. Loans under the Credit Agreement bear interest at per annum rates equal to, at CTG’s option, (i) adjusted or daily LIBOR plus a spread ranging from 1.5% to 2.0% based on the amounts outstanding under the Credit Agreement or (ii) the greater of (1) the prime rate of KeyBank National Association, (2) the federal funds effective rate plus 0.50%, and (3) adjusted LIBOR plus 1.0%, plus a spread ranging from 0.5% to 1.0% based on the amounts outstanding under the Credit Agreement.

Actual borrowings by CTG under the Credit Agreement are subject to a borrowing base, which is a formula based on certain eligible receivables and reserves. Funds provided under the Credit Agreement will be used by CTG to fund working capital and other general corporate purposes and to repay in full and terminate that certain Credit Agreement among CTG, as Borrower, KeyBank National Association, as Administrative Agent, Swing Line Lender and Issuing Lender, and KeyBanc Capital Markets Inc., as Lead Arranger and Sole Book Runner, dated as of October 30, 2015 (the “2015 Credit Agreement”).

All obligations under the Credit Agreement will be unconditionally guaranteed by certain of CTG’s subsidiaries (the “Guarantors”). Subject to certain exceptions, the Credit Agreement will be secured by a first priority lien on the assets of CTG and the Guarantors and a pledge of 100% of the equity interests in the direct domestic subsidiaries of CTG and the Guarantors and 65% of the equity interests in the direct foreign subsidiaries of CTG and the Guarantors.

CTG is also subject to customary covenants under the Credit Agreement, including certain reporting requirements. Further, CTG must comply with certain financial covenants, including a minimum fixed charge coverage ratio. In addition, the Credit Agreement contains a number of covenants that, among other things, limit CTG’s and its subsidiaries’ ability to (i) incur capital expenditures; (ii) incur additional indebtedness; (iii) create liens on any assets; (iv) pay dividends or make certain restricted payments; (v) consummate certain asset sales; and (vi) merge, consolidate and/or sell or dispose of all or substantially all of CTG’s assets.

The description of the Credit Agreement is qualified in its entirety by the copy thereof, which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On December 21, 2017, concurrently with CTG’s entry into the Credit Agreement described in Item 1.01 hereof, CTG repaid in full and terminated the 2015 Credit Agreement, which provided for a three-year revolving credit facility in an aggregate principal amount of $40 million.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Credit Agreement, dated as of December 21, 2017, among Computer Task Group, Incorporated as Borrower, with KeyBank National Association as Administrative Agent, Swing Line Lender and Issuing Lender and KeyBanc Capital Markets Inc. as Lead Arranger and Sole Book Runner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER TASK GROUP, INCORPORATED

Date: December 22, 2017	By:	/s/ Peter P. Radetich
Peter P. Radetich
Senior Vice President, General Counsel & Secretary